Exhibit 107

Calculation of Filing Fee Table

FORM S-8

(Form Type)

BP p.l.c.

(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered Securities

Security Type	Security Class Title	Fee Calculation Rule	Amount Registered (1) (2)	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee

Equity	Ordinary shares of 25c each (“Ordinary Shares”) (granted pursuant to the BP Employee Savings Plan)(1)	Rule 457(h)	360,000,000	$6.11(4)	$2,199,600,000.00	0.00011020	$242,395.92

Equity	Ordinary Shares (granted pursuant to the BPX Energy Employee Savings Plan)(2)	Rule 457(h)	30,000,000	$6.11(4)	$183,300,000.00	0.00011020	$20,199.66

Equity	Ordinary Shares (granted pursuant to the BP DirectSave Plan and BP Partnership Savings Plan)(3)	Rule 457(h)	20,000,000	$6.11(4)	$122,200,000.00	0.00011020	$13,466.44

Total Offering Amounts					$2,505,100,000.00		$276,062.02

Total Fee Offsets							$81,825.00(5)

Net Fee Due							$194,237.02

(1)

Represents Ordinary Shares which may be granted under the BP Employee Savings Plan (the “Employee Savings Plan”). Pursuant to Rule 416(a) under the Securities Act of 1933, as amended, (the “Securities Act”) the number of Ordinary Shares being registered also includes such indeterminate number of additional shares as may be issuable under the Employee Savings Plan in connection with variations in share capital, demergers, special dividends or similar transactions.

(2)

Represents Ordinary Shares which may be granted under the BPX Energy Employee Savings Plan (the “BPX Energy Employee Savings Plan”). Pursuant to Rule 416(a) under the Securities Act, the number of Ordinary Shares being registered also includes such indeterminate number of additional shares as may be issuable under the BPX Energy Employee Savings Plan in connection with variations in share capital, demergers, special dividends or similar transactions.

(3)

Represents Ordinary Shares which may be granted under the BP DirectSave Plan and BP Partnership Savings Plan (the “DirectSave Plan” and “Partnership Savings Plan”). Pursuant to Rule 416(a) under the Securities Act, the number of Ordinary Shares being registered also includes such indeterminate number of additional shares as may be issuable under the DirectSave Plan and Partnership Savings Plan in connection with variations in share capital, demergers, special dividends or similar transactions.

(4)

Estimated solely for the purposes of calculating the registration fee. Such estimate has been computed in accordance with Rules 457(c) and 457(h) based on the average of the high and low quotation for Ordinary Shares of BP p.l.c. on The London Stock Exchange on July 28, 2023 and the buying rate for pounds sterling of £1.00=$1.2849, as published by The Wall Street Journal for that date.

(5)	See “Table 2: Fee Offset Claims and Sources” to this Exhibit 107 for information related to the fee offset.

Table 2: Fee Offset Claims and Sources

	Registrant or Filer Name	Form or Filing Type	File Number(1)	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source

Rule 457(p)

Fee Offset Claims(1)	TravelCenters of America Inc.	Form S-3	333-253662	February 26, 2021		$81,825.00	Equity	Shares, par value $0.001 per share	(1)	$750,000,000

Fee Offset Sources(1)	TravelCenters of America Inc.	Form S-3	333-253662		February 26, 2021						$81,825.00

(1)

TravelCenters of America Inc. (“TravelCenters”), a wholly-owned subsidiary of the Registrant, previously filed a registration statement on Form S-3 (No. 333-253662) on February 26, 2021 (the “TA Form S-3”), which registered securities for issuance by TravelCenters for a proposed maximum aggregate offering price of $750,000,000. No securities were issued under the TA Form S-3 and it has been withdrawn pursuant to Rule 477 under the Securities Act (with such withdrawal effective as of May 26, 2023), resulting in an available fee offset of $81,825.00. Pursuant to Rule 457(p), the Registrant is offsetting $81,825.00 of the fees associated with this Registration Statement from the filing fee previously paid in connection with the TA Form S-3.